UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hennessy Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	46-3891989
(State of incorporation or organization)	(I.R.S. employer identification no.)

10 South Wacker Drive Suite 3175 Chicago, IL 60606 (312) 876-1956
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-192982

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Hennessy Capital Acquisition Corp. (the “Company”). The description of the units, common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-192982) filed with the Securities and Exchange Commission on December 20, 2013, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.   Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1
Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192982), filed with the Securities and Exchange Commission on  December 20, 2013).

3.2
Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192982), filed with the Securities and Exchange Commission on December 20, 2013).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192982), filed with the Securities and Exchange Commission on December 20, 2013).

4.1
Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192982), filed with the Securities and Exchange Commission on December 20, 2013).

4.2
Specimen Common stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192982), filed with the Securities and Exchange Commission on December 20, 2013).

4.3
Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192982) filed with the Securities and Exchange Commission on December 20, 2013).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192982), filed with the Securities and Exchange Commission on December 20, 2013).

10.1
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192982), filed with the Securities and Exchange Commission on December 20, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

HENNESSY CAPITAL ACQUISITION CORP.

By:	/s/ Daniel J. Hennessy
Daniel J. Hennessy
Chief Executive Officer and Chairman of the Board of Directors

Dated: January 15, 2014